Atlassian Announces First Quarter Fiscal Year 2026 Results
Revenue of $1,433 million, up 21% year-over-year
Cloud revenue of $998 million, up 26% year-over-year
GAAP operating margin of (7)% and non-GAAP operating margin of 23%
Cash flow from operations of $129 million and free cash flow of $115 million
TEAM Anywhere/San Francisco (October 30, 2025) — Atlassian Corporation (NASDAQ: TEAM), a leading provider of team collaboration and productivity software, today announced financial results for its first quarter ended September 30, 2025. A shareholder letter was posted on the Investor Relations section of Atlassian’s website at https://investors.atlassian.com.
“Our relentless pace of AI innovation is driving results as we grew Cloud revenue in Q1 to $998 million, up 26% year-over-year, and surpassed 3.5 million monthly active users of our AI capabilities, up 50% quarter-over-quarter,” said Mike Cannon-Brookes, Atlassian’s CEO and co-Founder. “Our customers are choosing us as their strategic AI platform - not only for the innovation we’re shipping - but for the enterprise security, governance, and permissioning, underpinned by our Teamwork Graph and powering the business processes and workflows of over 300,000 customers. With Rovo’s AI capabilities at the center, we’re enabling all teams to unleash enterprise knowledge at scale.”
“We’re off to a solid start in FY26, with strong enterprise sales execution and migration momentum driving total revenue to over $1.4 billion, up 21% year-over-year, and RPO to $3.3 billion, up 42% year-over-year in Q1,” said Joe Binz, Atlassian’s CFO. “The investments we are making across our strategic priorities of enterprise, AI, and System of Work are delivering great progress and position us well to drive durable long-term growth and profitability.”
First Quarter Fiscal Year 2026 Financial Highlights:
On a GAAP basis, Atlassian reported:
•Revenue: Total revenue was $1,432.6 million for the first quarter of fiscal year 2026, up 21% from $1,187.8 million for the first quarter of fiscal year 2025.
•Operating Loss and Operating Margin: Operating loss was $96.3 million for the first quarter of fiscal year 2026, compared with operating loss of $32.0 million for the first quarter of fiscal year 2025. Operating margin was (7%) for the first quarter of fiscal year 2026, compared with (3%) for the first quarter of fiscal year 2025. Operating loss for the first quarter of fiscal year 2026 includes restructuring charges of $55.7 million which negatively impacted operating margin by 4%.
•Net Loss and Net Loss Per Diluted Share: Net loss was $51.9 million for the first quarter of fiscal year 2026, compared with net loss of $123.8 million for the first quarter of fiscal year 2025. Net loss per diluted share was $0.20 for the first quarter of fiscal year 2026, compared with net loss per diluted share of $0.48 for the first quarter of fiscal year 2025. Net loss per diluted share for the first quarter of fiscal year 2026 includes restructuring charges of $55.7 million which increased net loss per diluted share by $0.21, before related income tax impacts.
•Balance Sheet: Cash and cash equivalents plus marketable securities at the end of the first quarter of fiscal year 2026 totaled $2.8 billion.
On a non-GAAP basis, Atlassian reported:
•Operating Income and Operating Margin: Operating income was $322.7 million for the first quarter of fiscal year 2026, compared with operating income of $268.1 million for the first quarter of fiscal year 2025. Operating margin was 23% for the first quarter of fiscal years 2026 and 2025.
•Net Income and Net Income Per Diluted Share: Net income was $275.7 million for the first quarter of fiscal year 2026, compared with net income of $199.7 million for the first quarter of fiscal year 2025. Net income per diluted share was $1.04 for the first quarter of fiscal year 2026, compared with net income per diluted share of $0.77 for the first quarter of fiscal year 2025.
•Free Cash Flow: Cash flow from operations was $128.7 million and free cash flow was $114.6 million for the first quarter of fiscal year 2026. Free cash flow margin for the first quarter of fiscal year 2026 was 8%.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below, under the heading “About Non-GAAP Financial Measures.”
Recent Business Highlights:
•Atlassian Ascend: Atlassian announced Atlassian Ascend, a new initiative to support its customers' journey to the Cloud, and plans to end-of-life its Data Center products. Atlassian Ascend pushes forward Atlassian’s cloud-first strategy and enables customers to realize faster time to value, reduce costs, and take advantage of AI-enabled teamwork capabilities. In order to ensure a seamless transition, Atlassian will wind down support for its Data Center products through a phased approach over the coming years and offer an extended maintenance period for certain customers.
•The Browser Company of New York Acquisition: Atlassian acquired The Browser Company of New York, the company behind the Dia and Arc browsers. Together, the companies intend to reimagine the browser for knowledge work in the AI era. Optimized for SaaS applications, packed with AI skills, and built with trust and security in mind, Dia will help to connect the dots between apps, tabs, and tasks - to redefine how work gets done.
•DX Acquisition: Atlassian entered into a definitive agreement to acquire DX, an engineering intelligence platform that allows enterprises to understand how their AI investments are helping engineering teams accelerate and improve their work. Atlassian intends to integrate DX into its recently launched Software Collection to provide engineering leaders with the insights they need to make data-driven decisions and drive greater impact.
•Team’25 Europe: Thousands of customers and partners attended Atlassian’s sold-out event in Barcelona to learn about the latest product announcements and innovations, including:
◦Rovo Dev: Atlassian launched Rovo Dev into general availability. Underpinned by the rich data of the Teamwork Graph, Rovo Dev brings together business context, documentation, tickets, and code history from Atlassian and third-party tools, serving as an AI teammate that reduces friction and improves code quality.
◦Software Collection: Atlassian launched its Software Collection into general availability. Software Collection is an AI-native software development lifecycle suite that brings together AI-powered tools like Rovo Dev, Bitbucket, Bitbucket Pipelines, and Compass to improve productivity and accelerate delivery.
◦Service Collection: Atlassian launched Service Collection into general availability. Service Collection unites Jira Service Management, Atlassian’s recently launched Customer Service Management app, Assets, and Rovo agents into an AI-powered solution that empowers organizations to efficiently deliver exceptional service experiences to both their employees and customers at scale.
•A Leader in the 2025 Gartner® Magic Quadrant™ for DevOps Platforms: Atlassian was recognized as a Leader in the 2025 Gartner Magic Quadrant for DevOps Platforms1 for a third consecutive year, and received the highest placement in Ability to Execute and furthest placement in Completeness of Vision. Atlassian offers a unified AI-powered DevOps platform, including apps like Jira and Rovo, supported by the Teamwork Graph to bring technology and business teams together to deliver innovation at scale.
•Recognized on Fortune’s Future 50 List: Atlassian was recognized on Fortune’s The Future 50 List for 2025, which recognizes the companies most likely to adapt, succeed, and expand in the face of technological and economic shifts. This achievement underscores Atlassian’s dedication to nurturing an innovative, collaborative, and adaptable culture that facilitates technological progress and delivers exceptional value to customers, partners, and employees.
•Customers with >$10,000 in Cloud ARR: Atlassian ended its first quarter of fiscal year 2026 with 53,017 customers with greater than $10,000 in Cloud annualized recurring revenue (Cloud ARR), an increase of 13% year-over-year.
•Board of Directors Update: Atlassian appointed Jason Warner to its Board of Directors. Jason is the co-founder and co-Chief Executive Officer of poolside, a frontier AI lab that is pursuing artificial general intelligence. Prior to founding poolside, Jason was a Managing Director at Redpoint Ventures and previously served as the Chief Technology Officer of GitHub. Jason is a seasoned technology executive who brings a visionary approach to AI and developer tools, which will be invaluable in supporting Atlassian as it continues to pursue its mission of unleashing the potential of every team.
1 Gartner, Magic Quadrant for DevOps Platforms, Keith Mann, George Spafford, Bill Holz, Thomas Murphy, 22 September 2025. Gartner does not endorse any vendor, product or service depicted in its research publications and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose. The Gartner content described herein (the “Gartner Content”) represents research opinion or viewpoints published, as part of a syndicated subscription service, by Gartner, Inc. ("Gartner"), and is not a representation of fact. Gartner Content speaks as of its original publication date (and not as of the date of this Press Release), and the opinions expressed in the Gartner Content are subject to change without notice. GARTNER is a registered trademark and service mark of Gartner and Magic Quadrant is a registered trademark of Gartner, Inc. and/or its affiliates in the U.S. and internationally and are used herein with permission. All rights reserved.

Share Repurchase Program:
In October 2025, Atlassian’s Board of Directors authorized a new share repurchase program for up to $2.5 billion of Class A Common Stock, to commence following the completion of the $1.5 billion program previously authorized in September 2024. Under the program, which is designed to opportunistically return capital to shareholders, Atlassian may repurchase shares in the open market and enter into structured agreements with third parties.
Leadership Updates:
Atlassian announced that Tamar Yehoshua will join Atlassian as Chief Product and AI Officer, effective November 17, 2025. Tamar brings exceptional experience to Atlassian as a seasoned product leader who has led product strategy at scale. Tamar joins us from Glean, where she served as President of Product and Technology. She previously served as Chief Product Officer at Slack and as a VP leading product and engineering teams for Google Search.

Additionally, Atlassian announced that Joe Binz will retire as Chief Financial Officer, effective June 30, 2026. We have mutually decided that the time is right for a thoughtful transition, and we have initiated a search for our next Chief Financial Officer. We are grateful for Joe’s nearly four years at Atlassian, where he shepherded Atlassian through a transformational period from Server to Cloud, helped scale our enterprise business, and built a world-class finance organization.
Financial Targets:
The following financial targets for the second quarter of fiscal year 2026 and fiscal year 2026 include the impact of the Data Center end-of-life announcement on the timing of Data Center revenue recognition and the acquisition of The Browser Company of New York, which closed on October 20, 2025.
Atlassian is providing its financial targets as follows:
Second Quarter Fiscal Year 2026:
•Total revenue is expected to be in the range of $1,535 million to $1,543 million.
•Cloud revenue growth year-over-year is expected to be approximately 22.5%.
•Data Center revenue growth year-over-year is expected to be approximately 17.0%.
•Marketplace and other revenue growth year-over-year is expected to be approximately 2.0%.
•Gross margin is expected to be approximately 85.0% on a GAAP basis and approximately 87.0% on a non-GAAP basis.
•Operating margin is expected to be approximately (5.0%) on a GAAP basis and approximately 24.5% on a non-GAAP basis.
Fiscal Year 2026:
•Total revenue growth year-over-year is expected to be approximately 20.8%.
•Cloud revenue growth year-over-year is expected to be approximately 22.5%.
•Data Center revenue growth year-over-year is expected to be approximately 20.0%.
•Marketplace and other revenue growth year-over-year is expected to be approximately 5.0%.
•Gross margin is expected to be approximately 84.0% on a GAAP basis and approximately 86.5% on a non-GAAP basis.
•Operating margin is expected to be approximately (2.0%) on a GAAP basis and approximately 25.5% on a non-GAAP basis.
For additional commentary regarding financial targets, please see Atlassian’s first quarter fiscal year 2026 shareholder letter dated October 30, 2025.
With respect to Atlassian’s expectations under “Financial Targets” above, a reconciliation of GAAP to non-GAAP gross margin and operating margin has been provided in the financial statement tables included in this press release.

Shareholder Letter and Webcast Details:
A detailed shareholder letter is available on the Investor Relations section of Atlassian’s website at https://investors.atlassian.com. Atlassian will host a webcast to answer questions today:
•When: Thursday, October 30, 2025 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).
•Webcast: A live webcast of the call can be accessed from the Investor Relations section of Atlassian’s website at https://investors.atlassian.com. Following the call, a replay will be available on the same website.
Atlassian has used, and will continue to use, its Investor Relations website at https://investors.atlassian.com as a means of making material information public and for complying with its disclosure obligations.
About Atlassian
Atlassian unleashes the potential of every team. A recognized leader in software development, work management, and enterprise service management software, Atlassian enables enterprises to connect their business and technology teams with an AI-powered system of work that unlocks productivity at scale. Atlassian’s collaboration software powers over 80% of the Fortune 500 and 300,000+ customers worldwide - including NASA, Rivian, Deutsche Bank, United Airlines, and Bosch - who rely on our solutions to drive work forward.
Investor Relations Contact
Martin Lam
IR@atlassian.com
Media Contact
Marie-Claire Maple
press@atlassian.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, which statements involve substantial risks and uncertainties. In some cases, you can identify these statements by forward-looking words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “should,” “estimate,” “further,” or “continue,” and similar expressions or variations, but these words are not the exclusive means for identifying such statements. All statements other than statements of historical fact could be deemed forward looking, including but not limited to risks and uncertainties related to statements about our platform, offerings and capabilities and planned offerings and capabilities, investments, System of Work, AI solutions and innovation, customers, company culture, Atlassian Ascend initiative, strategic acquisitions, strategic priorities, leadership transitions, share repurchase program, anticipated growth, outlook and results, and our financial targets such as total revenue, Cloud, Data Center, and Marketplace and other revenue, and GAAP and non-GAAP financial measures including gross margin and operating margin.
We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.
The achievement or success of the matters covered by such forward-looking statements involves known and unknown risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements represent our management’s beliefs and assumptions only as of the date such statements are made. Further information on these and other factors that could affect our financial results is included in filings we make with the Securities and Exchange Commission (the “SEC”) from time to time, including the section titled “Risk Factors” in our most recently filed Forms 10-K and 10-Q, as well as those that may be updated in our future filings with the SEC. These documents are available on the SEC Filings section of the Investor Relations section of our website at https://investors.atlassian.com.
About Non-GAAP Financial Measures
In addition to the measures presented in our condensed consolidated financial statements, we regularly review other measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”), defined as non-GAAP financial measures by the SEC, to evaluate our business, measure our performance, identify trends, prepare financial forecasts and make strategic decisions. The key measures we consider are non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share and free cash flow (collectively, the “Non-GAAP Financial Measures”). These Non-GAAP Financial

Measures, which may be different from similarly titled non-GAAP measures used by other companies, provide supplemental information regarding our operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or that occur relatively infrequently and/or that management considers to be unrelated to our core operations. Management believes that tracking and presenting these Non-GAAP Financial Measures provides management, our board of directors, investors and the analyst community with the ability to better evaluate matters such as: our ongoing core operations, including comparisons between periods and against other companies in our industry; our ability to generate cash to service our debt and fund our operations; and the underlying business trends that are affecting our performance.
Our Non-GAAP Financial Measures include:
•Non-GAAP gross profit and non-GAAP gross margin. Excludes expenses related to stock-based compensation, amortization of acquired intangible assets, and restructuring charges.
•Non-GAAP operating income and non-GAAP operating margin. Excludes expenses related to stock-based compensation, amortization of acquired intangible assets, and restructuring charges.
•Non-GAAP net income and non-GAAP net income per diluted share. Excludes expenses related to stock-based compensation, amortization of acquired intangible assets, restructuring charges, and the related income tax adjustments of these items.
•Free cash flow. Free cash flow is defined as net cash provided by operating activities less capital expenditures, which consists of purchases of property and equipment.
We understand that although these Non-GAAP Financial Measures are frequently used by investors and the analyst community in their evaluation of our financial performance, these measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. We compensate for such limitations by reconciling these Non-GAAP Financial Measures to the most comparable GAAP financial measures. We encourage you to review the tables in this press release titled “Reconciliation of GAAP to Non-GAAP Results” and “Reconciliation of GAAP to Non-GAAP Financial Targets” that present such reconciliations.
Customers with >$10,000 in Cloud ARR
We define the number of customers with Cloud ARR greater than $10,000 at the end of any particular period as the number of organizations with unique domains with an active Cloud subscription for two or more seats and greater than $10,000 in Cloud ARR.
We define Cloud ARR as the annualized recurring revenue run-rate of Cloud subscription agreements at a point in time. We calculate Cloud ARR by taking the Cloud monthly recurring revenue (“Cloud MRR”) run-rate and multiplying it by 12. Cloud MRR for each month is calculated by aggregating monthly recurring revenue from committed contractual amounts at a point in time. Cloud ARR and Cloud MRR should be viewed independently of revenue and do not represent our revenue under GAAP, as they are operational metrics that can be affected by contract start and end dates and renewal rates.

Atlassian Corporation
Condensed Consolidated Statements of Operations
(U.S. $ and shares in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,
	2025	2024
Revenues:
Subscription	$1,374,502	$1,131,948
Other	58,051	55,833
Total revenues	1,432,553	1,187,781
Cost of revenues (1) (2)	257,924	217,624
Gross profit	1,174,629	970,157
Operating expenses:
Research and development (1) (2)	755,994	603,101
Marketing and sales (1) (2)	336,427	252,393
General and administrative (1)	178,545	146,641
Total operating expenses	1,270,966	1,002,135
Operating loss	(96,337)	(31,978)
Other income (expense), net	18,804	(19,432)
Interest income	29,845	28,564
Interest expense	(8,636)	(7,318)
Loss before income taxes	(56,324)	(30,164)
Provision for (benefit from) income taxes	(4,454)	93,605
Net loss	$(51,870)	$(123,769)
Net loss per share attributable to Class A and Class B common stockholders:
Basic	$(0.20)	$(0.48)
Diluted	$(0.20)	$(0.48)
Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders:
Basic	262,991	260,477
Diluted	262,991	260,477
(1)Amounts include stock-based compensation as follows:

	Three Months Ended September 30,
	2025	2024
Cost of revenues	$19,931	$18,214
Research and development	246,494	193,445
Marketing and sales	43,984	35,992
General and administrative	40,718	38,495
(2)Amounts include amortization of acquired intangible assets, as follows:

	Three Months Ended September 30,
	2025	2024
Cost of revenues	$9,957	$10,116
Research and development	94	94
Marketing and sales	3,599	3,672

Atlassian Corporation
Condensed Consolidated Balance Sheets
(U.S. $ in thousands)
(unaudited)

	September 30, 2025	June 30, 2025
Assets
Current assets:
Cash and cash equivalents	$2,322,360	$2,512,874
Marketable securities	456,040	424,268
Accounts receivable, net	536,863	778,302
Prepaid expenses and other current assets	311,857	175,793
Total current assets	3,627,120	3,891,237
Non-current assets:
Property and equipment, net	99,711	105,118
Operating lease right-of-use assets	134,610	169,127
Strategic investments	204,066	221,942
Intangible assets, net	235,890	244,840
Goodwill	1,318,028	1,304,445
Deferred tax assets	3,632	3,762
Other non-current assets	97,443	101,499
Total assets	$5,720,500	$6,041,970
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$195,313	$222,092
Accrued expenses and other current liabilities	562,329	681,601
Deferred revenue, current portion	2,064,083	2,227,002
Operating lease liabilities, current portion	49,050	50,164
Total current liabilities	2,870,775	3,180,859
Non-current liabilities:
Deferred revenue, net of current portion	217,073	254,252
Operating lease liabilities, net of current portion	188,573	201,483
Long-term debt	988,143	987,684
Deferred tax liabilities	23,726	23,881
Other non-current liabilities	53,274	48,157
Total liabilities	4,341,564	4,696,316
Stockholders’ equity
Common stock	3	3
Additional paid-in capital	5,925,417	5,574,290
Accumulated other comprehensive income (loss)	(2,814)	13,226
Accumulated deficit	(4,543,670)	(4,241,865)
Total stockholders’ equity	1,378,936	1,345,654
Total liabilities and stockholders’ equity	$5,720,500	$6,041,970

Atlassian Corporation
Condensed Consolidated Statements of Cash Flows
(U.S. $ in thousands)
(unaudited)

	Three Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(51,870)	$(123,769)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	24,333	22,827
Stock-based compensation	351,127	286,146
Impairment charges for leases and leasehold improvements	26,673	—
Deferred income taxes	(80)	(768)
Amortization of interest rate swap contracts	(5,552)	(7,155)
Net loss (gain) on strategic investments	(26,526)	15,292
Net foreign currency loss	1,831	3,040
Other	168	991
Changes in operating assets and liabilities, net of business combinations:
Accounts receivable, net	241,361	144,030
Prepaid expenses and other assets	(92,680)	(39,914)
Accounts payable	(24,957)	(10,144)
Accrued expenses and other liabilities	(115,016)	(108,168)
Deferred revenue	(200,097)	(101,916)
Net cash provided by operating activities	128,715	80,492
Cash flows from investing activities:
Business combinations, net of cash acquired	(15,698)	(4,975)
Purchases of property and equipment	(14,112)	(6,151)
Purchases of strategic investments	—	(14,050)
Purchases of marketable securities	(62,763)	(43,704)
Proceeds from maturities of marketable securities	31,887	46,148
Proceeds from sales of strategic investments	—	4,042
Net cash used in investing activities	(60,686)	(18,690)
Cash flows from financing activities:
Repurchases of Class A Common Stock	(252,807)	(183,610)
Other	—	(3,143)
Net cash used in financing activities	(252,807)	(186,753)
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	(5,929)	3,564
Net decrease in cash, cash equivalents, and restricted cash	(190,707)	(121,387)
Cash, cash equivalents, and restricted cash at beginning of period	2,513,762	2,178,122
Cash, cash equivalents, and restricted cash at end of period	$2,323,055	$2,056,735

Atlassian Corporation
Revenues by Deployment Options
(U.S. $ in thousands)
(unaudited)

	Three Months Ended September 30,
	2025	2024
Cloud	$997,708	$792,306
Data Center	372,648	335,594
Marketplace and other (1)	62,197	59,881
Total revenues	$1,432,553	$1,187,781
(1) Included in Marketplace and other is premier support revenue. Premier support consists of subscription-based arrangements for a higher level of support across different deployment options. Premier support is recognized as Subscription revenue on the condensed consolidated statements of operations as the services are delivered over the term of the arrangement.

Restructuring Charges
(U.S. $ in thousands)
(unaudited)
During the first quarter of fiscal year 2026, Atlassian incurred charges associated with reducing capacity in its customer support organization and consolidating a lease to optimize its real estate footprint. A summary of these restructuring charges for the three months ended September 30, 2025 by major activity type is as follows:

	Severance and Other Termination Benefits	Stock-based Compensation	Lease Consolidation	Total
Cost of revenue	$27,794	$1,432	$2,366	$31,592
Research and development	—	—	12,102	12,102
Marketing and sales	—	—	8,154	8,154
General and administrative	95	—	3,735	3,830
Total	$27,889	$1,432	$26,357	$55,678

Atlassian Corporation
Reconciliation of GAAP to Non-GAAP Results
(U.S. $ and shares in thousands, except percentage and per share data)
(unaudited)

	Three Months Ended September 30,
	2025	2024
Gross profit
GAAP gross profit	$1,174,629	$970,157
Plus: Stock-based compensation	18,499	18,214
Plus: Amortization of acquired intangible assets	9,957	10,116
Plus: Restructuring charges (3)	31,592	—
Non-GAAP gross profit	$1,234,677	$998,487
Gross margin
GAAP gross margin	82%	82%
Plus: Stock-based compensation	1	1
Plus: Amortization of acquired intangible assets	1	1
Plus: Restructuring charges (3)	2	—
Non-GAAP gross margin	86%	84%
Operating income
GAAP operating loss	$(96,337)	$(31,978)
Plus: Stock-based compensation	349,695	286,146
Plus: Amortization of acquired intangible assets	13,650	13,882
Plus: Restructuring charges (3)	55,678	—
Non-GAAP operating income	$322,686	$268,050
Operating margin
GAAP operating margin	(7%)	(3%)
Plus: Stock-based compensation	25	25
Plus: Amortization of acquired intangible assets	1	1
Plus: Restructuring charges (3)	4	—
Non-GAAP operating margin	23%	23%
Net income
GAAP net loss	$(51,870)	$(123,769)
Plus: Stock-based compensation	349,695	286,146
Plus: Amortization of acquired intangible assets	13,650	13,882
Plus: Restructuring charges (3)	55,678	—
Less: Income tax adjustments (1)	(91,502)	23,441
Non-GAAP net income	$275,651	$199,700
Net income per share
GAAP net loss per share - diluted	$(0.20)	$(0.48)
Plus: Stock-based compensation	1.33	1.11
Plus: Amortization of acquired intangible assets	0.05	0.05
Plus: Restructuring charges (3)	0.21	—
Less: Income tax adjustments (1)	(0.35)	0.09
Non-GAAP net income per share - diluted	$1.04	$0.77
Weighted-average diluted shares outstanding
Weighted-average shares used in computing diluted GAAP net loss per share	262,991	260,477
Plus: Dilution from dilutive securities (2)	1,323	298
Weighted-average shares used in computing diluted non-GAAP net income per share	264,314	260,775
Free cash flow
GAAP net cash provided by operating activities	$128,715	$80,492
Less: Capital expenditures	(14,112)	(6,151)
Free cash flow	$114,603	$74,341

(1) We utilize a fixed long-term projected non-GAAP tax rate in our computation of the non-GAAP income tax adjustments in order to provide better consistency across interim reporting periods. In projecting this long-term non-GAAP tax rate, we utilized a three-year financial projection that excludes the direct and indirect income tax effects of the other non-GAAP adjustments reflected above. Additionally, we considered our current operating structure and other factors such as our existing tax positions in various jurisdictions and key legislation in major jurisdictions where we operate. For fiscal years 2026 and 2025, we determined the projected non-GAAP tax rate to be 24% and 26%, respectively. This fixed long-term projected non-GAAP tax rate eliminates the effects of non-recurring and period specific items which can vary in size and frequency. Examples of the non-recurring and period-specific items include, but are not limited to, changes in the valuation allowance related to deferred tax assets, effects resulting from acquisitions, and unusual or infrequently occurring items. We will periodically re-evaluate this long-term rate, as necessary, for significant events. The rate could be subject to change for a variety of reasons, for example, significant changes in the geographic earnings mix or fundamental tax law changes in major jurisdictions where we operate.
(2) The effects of these dilutive securities were not included in the GAAP calculation of diluted net loss per share for the three months ended September 30, 2025 and 2024, because the effect would have been anti-dilutive.
(3) Restructuring charges include stock-based compensation expense related to the rebalancing of resources for the three months ended September 30, 2025.

Atlassian Corporation
Reconciliation of GAAP to Non-GAAP Financial Targets

Three Months Ending December 31, 2025
GAAP gross margin	85.0%
Plus: Stock-based compensation	1.0
Plus: Amortization of acquired intangible assets	1.0
Non-GAAP gross margin	87.0%

GAAP operating margin	(5.0%)
Plus: Stock-based compensation	28.0
Plus: Amortization of acquired intangible assets	1.5
Non-GAAP operating margin	24.5%

Fiscal Year Ending June 30, 2026
GAAP gross margin	84.0%
Plus: Stock-based compensation	1.0
Plus: Amortization of acquired intangible assets	1.0
Plus: Restructuring Charges	0.5
Non-GAAP gross margin	86.5%

GAAP operating margin	(2.0%)
Plus: Stock-based compensation	25.5
Plus: Amortization of acquired intangible assets	1.0
Plus: Restructuring Charges	1.0
Non-GAAP operating margin	25.5%